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                                                                    EXHIBIT 4.14



                          Supplemental Indenture No. 2



               This Supplemental Indenture No. 2, dated as of March 6, 1998 (this "Supplemental Indenture"), among Beckman Instruments (Naguabo) Inc., a California corporation, Hybritech Incorporated, a California corporation, SmithKline Diagnostics, Inc., a Delaware corporation, Coulter Corporation, a Delaware corporation, and Coulter Leasing Corporation, an Illinois corporation (the "Debenture Guarantors"), Beckman Instruments, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and The First National Bank of Chicago (the "Trustee"), as Trustee under the Indenture referred to below.


                               W I T N E S S E T H


               WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of May 15, 1996 (as amended, supplemented, waived or otherwise modified, the "Indenture");

               WHEREAS, Section 1011 of the Indenture provides that under certain circumstances the Company is required to cause a Debenture Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Debenture Guarantor shall guarantee the Company's obligations under the Debentures pursuant to a series of Securities on the terms and conditions set forth herein; and

               WHEREAS, the Debenture Guarantors are executing this Supplemental Indneture pursuant to which the Debenture Guarantors will guarantee the Company's obligations under its 7.05% Debentures due June 1, 2026 (the "Securities") on the terms and conditions set forth herein; and

               WHEREAS, pursuant to Sections 901 and 1011 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Debenture Guarantor, the Company, the other Debenture Guarantors, if any, and the Trustee mutually covenant and agree for the benefit of the Holders of the Securities as follows:



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                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1.   DEFINED TERMS.

               Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II.
                             AGREEMENT TO GUARANTEE

SECTION 2.1.   AGREEMENT TO GUARANTEE.

               The Debenture Guarantor hereby agrees to be bound by all applicable provisions of the Indenture as a Debenture Guarantor and to guarantee the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth below:

        SECTION 2.1.1 UNCONDITIONAL GUARANTEE.

                      (a) Each Debenture Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and its successors and assigns that: (1) the principal of, and premium, if any, and interest on, the Securities of each series will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities of each series and all other obligations of the Company or the Debenture Guarantors to the Holders or the Trustee hereunder and thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof; and (2) in case of any extension of time of payment or renewal of any Securities of either series or any of such other Indenture Obligations with respect to the Securities of either series, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of Securities of either series, for whatever reason, each Debenture Guarantor will be obligated to pay or cause the payment of, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of either series shall constitute an event of default under this Debenture Guarantee, and shall entitle the Holders of Securities of such series to accelerate the obligations of the Debenture Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.



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                      Each Debenture Guarantor hereby agrees that its
        obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Securities of either series or the obligations of the Company or any other Debenture Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Debenture Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Debenture Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                      Each Debenture Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 2.1.2) its Debenture Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Debenture Guarantee. This Debenture Guarantee is a guarantee of payment and not of collection. Each Debenture Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand (1) subject to this
        Section 2.1, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in Article Five of the Indenture for the purposes of this Debenture Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Debenture Guarantor for the purpose of this Debenture Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Debenture Guarantors of their liabilities and obligations under their respective Debenture Guarantees or under this Indenture.

                      Until terminated in accordance with Section 2.1.2, this Debenture Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of either series are, pursuant to applicable law, rescinded or reduced in amount, or



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        must otherwise be restored or returned by any obligee on such
        Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of the relevant series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                      (b) Each Debenture Guarantor that makes a payment or distribution under this Debenture Guarantee shall have the right to seek contribution from any non-paying Debenture Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Debenture Guarantee.

                      (c) Notwithstanding any of the foregoing, each Debenture Guarantor's liability under this Debenture Guarantee shall be limited to the maximum amount that would not result in this Debenture Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

                      (d) Each Debenture Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Debenture Guarantee, and the waiver set forth in Section 2.1.3, is knowingly made in contemplation of such benefits.

        SECTION 2.1.2. RELEASE OF A DEBENTURE GUARANTEE.

                      (a) Any Debenture Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Debenture Guarantee, and such Debenture Guarantee shall terminate, at any such time that such Debenture Guarantor is released and discharged from all of its obligations under all of its Guarantees in respect of Bank Indebtedness, unless such release results from payment under such Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Debenture Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Debenture Guarantor from its obligations under and termination of its Debenture Guarantee.

                      (b) Upon the sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, a Debenture Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such Debenture Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Debenture Guarantee, and such Debenture Guarantee shall terminate. Upon such



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        occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Debenture Guarantee.

                      (c) Upon the release of any Debenture Guarantor from its Debenture Guarantee pursuant to the provisions of the Indenture, each other Debenture Guarantor not so released shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Securities as and to the extent provided in this Section 2.1.

                      (d) Each Debenture Guarantee shall terminate and cease to be of further effect upon (i) defeasance of the Company's obligations in accordance with Section 1402 of the Indenture and (ii) satisfaction and discharge of this Indenture in accordance with Section 401 of the Indenture.

        SECTION 2.1.3. WAIVER OF SUBROGATION.

                      Each Debenture Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities of either series and this Indenture or such Debenture Guarantor's obligations under its Debenture Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of either series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Securities of both series are discharged and paid in full. If any amount shall be paid to any Debenture Guarantor in violation of the preceding sentence and the Securities of the relevant series shall not have been paid in full, such amount shall have been deemed to have been paid to such Debenture Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon such Securities, whether matured or unmatured, in accordance with the terms of this Indenture.

        SECTION 2.1.4. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                       AGENT REGARDING DISSOLUTION, ETC.

                      Upon any payment or distribution of assets of any Debenture Guarantor referred to in this Section 2.1, the Trustee, subject to the provisions of Section 601 of the Indenture, and the Holders of Securities of either series shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in



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        bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Debenture Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.1; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this
        Section 2.1.

        SECTION 2.1.5. SECTION 2.1 APPLICABLE TO PAYING AGENTS.

                      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term `Trustee' as used in this Section 2.1 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section
        2.1 in addition to or in place of the Trustee.

        SECTION 2.1.6. NO SUSPENSION OF REMEDIES.

                      Nothing contained in this Section 2.1 shall limit the right of the Trustee or the Holders of Securities of either series to take any action to accelerate the maturity of such Securities pursuant to Article Five of the Indenture or to pursue any rights or remedies hereunder or under applicable law.

                                  ARTICLE III.
                                  MISCELLANEOUS

SECTION 3.1.   TERMINATION.

               The Debenture Guarantor's Debenture Guarantee shall terminate and be of no further force or effect, and the Debenture Guarantor shall be released and discharged from all obligations in respect of such Debenture Guarantee, as and when provided in Section 2.1.2.

SECTION 3.2.   PARTIES.

               Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Debenture Guarantor's Debenture Guarantee or any provision contained herein or in Section 2.1.



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SECTION 3.3.   GOVERNING LAW.

               THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

SECTION 3.4.   RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF
               INDENTURE.

               Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.5.   COUNTERPARTS.

               The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6.   HEADINGS.

               The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



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               IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        BECKMAN INSTRUMENTS, INC.


                                        By:  /s/ Dennis K. Wilson
                                             -----------------------------------
                                             Name:  Dennis K. Wilson
                                             Title: Vice President, Finance and
Attest:                                             Chief Financial Officer


--------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:  /s/ Leland Hansen
                                             -----------------------------------
                                             Name:  Leland Hansen
Attest:                                      Title: Assistant Vice President


--------------------------

                                        BECKMAN INSTRUMENTS (NAGUABO) INC.


                                        By:  /s/ William H. May
                                             -----------------------------------
                                             Name:  William H. May
Attest:                                      Title: Vice President and Secretary


--------------------------

                                        HYBRITECH INCORPORATED


                                        By:  /s/ William H. May
                                             -----------------------------------
                                             Name:  William H. May
Attest:                                      Title: Vice President and Secretary


--------------------------



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                                        SMITHKLINE DIAGNOSTICS, INC.


                                        By:  /s/ Dennis K. Wilson
                                             -----------------------------------
                                             Name:  Dennis K. Wilson
Attest:                                      Title: Vice President, Finance and
                                                    Chief Financial Officer

--------------------------

                                        COULTER CORPORATION


                                        By:  /s/ William H. May
                                             -----------------------------------
                                             Name:  William H. May
Attest:                                      Title: Vice President and
                                                    Assistant Secretary

--------------------------

                                        COULTER LEASING CORPORATION


                                        By:  /s/ William H. May
                                             -----------------------------------
                                             Name:  William H. May
Attest:                                      Title: Vice President and
                                                    Assistant Secretary

--------------------------



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